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                                EXHIBIT 24(b)
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                    Resolutions of the Board of Directors
                  of the Registrant as to Power of Attorney,
                   certified by Secretary of the Registrant
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                          THE PROGRESSIVE CORPORATION
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                            SECRETARY'S CERTIFICATE
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         I, David M. Schneider, do hereby certify that I am the duly elected, qualified and acting Secretary of THE PROGRESSIVE CORPORATION, an Ohio corporation (the "Corporation"); that I have custody of the official records of the Corporation; that there is attached hereto as Exhibit A, a true, correct and complete copy of resolutions duly adopted on December 27, 1994 by written action taken without a meeting of the Board of Directors of the Corporation; and that said resolutions are valid and binding, have not been amended, modified or rescinded, and are in full force and effect on the date hereof.

         IN WITNESS WHEREOF, I have hereunto subscribed my hand this 28th day of December, 1994.




                                         /s/ David M. Schneider
                                        ------------------------------------
                                        David M. Schneider, Secretary
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                                   EXHIBIT A
                                   ---------


         RESOLVED, that subject to approval of the shareholders of the Company at the 1995 Annual Meeting of Shareholders in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended and Rule 16b-3 of The Securities Exchange Act of 1934, as amended The Progressive Corporation Executive Deferred Compensation Plan ("Plan"), in the form attached hereto as Exhibit A, be and hereby is approved and adopted, together with such changes in such form or in the terms of the Plan as may be deemed necessary or advisable by any of the Company's officers; and

         FURTHER RESOLVED, that The Progressive Corporation Executive Deferred Compensation Trust ("Trust") in the form attached hereto as Exhibit B, be and hereby is approved and adopted, together with such changes in such form or in the terms of the Trust as may be deemed necessary or advisable by any of the Company's officers; and

         FURTHER RESOLVED, that NBD Bank, N.A., or such other bank or trust company as may be selected by any of the officers of the Company, be and is hereby, designated to serve as Trustee under and within the meaning of the Trust; and

         FURTHER RESOLVED, that the officers of the Company are, and each of them with full power to act without the others is, hereby authorized and empowered, in the name and on behalf of the Company, to execute the Plan and Trust in the forms, together with any changes, authorized above, such execution to be deemed conclusive evidence of all requisite approvals of the Plan and Trust by the Company; and

         FURTHER RESOLVED, that the officers of the Company are, and each of them with full power to act without the others is, hereby authorized and empowered, in the name and on behalf of the Company, to execute and file a request for a private letter ruling with the Internal Revenue Service ("IRS"), requesting a favorable ruling from the IRS as to the federal income tax status of the Plan and Trust, and to take any and all other actions in conjunction therewith as may in their opinion or the opinion of any of them, be necessary or desirable in order to obtain such favorable ruling from the IRS, including the execution of such additional amendment or amendments to the Plan or Trust as may be required by the IRS; and

         FURTHER RESOLVED, that the Company be and hereby is authorized and empowered to direct the Trustee of the Trust to acquire, from time to time, all Common Shares, $1.00 par value per share, of the Company ("Common Shares") to be held by the Trust at fair market value on the open market or directly from the Company through the issuance of authorized but previously unissued shares or treasury shares; and

         FURTHER RESOLVED, that the Common Shares of the Company to be issued in accordance with the terms and provisions of the Plan shall be duly authorized and issued, fully paid and non-assessable Common Shares of the Company, free of any shareholder preemptive rights; and

         FURTHER RESOLVED, that the Chairman of the Board, the President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized and empowered to prepare or cause to be prepared, and to execute and file or cause to be executed and filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), for and on behalf of the Company, one or more Registration Statements on Form S-8, or such other available form or forms as may be approved by any such officer, (including all exhibits and other documents relating thereto) (individually and collectively, the "Registration Statement") with respect to the registration of an additional Three Hundred Thousand (300,000) Common Shares of the Company, and an unlimited amount of plan





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interests ("Interests"), to be offered under the terms of the Plan (with such changes, including, but not limited to, the number of Common Shares to be registered and other changes of a substantive nature) as any such officer or officers shall approve, which approval shall be shown conclusively by execution of the Registration Statement; and

         FURTHER RESOLVED, that the Chairman of the Board, the President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized and empowered, for and on behalf of the Company, to prepare or cause to be prepared and to execute or cause to be executed such amendments (including post-effective amendments) and supplements to the Registration Statement as they, or any of them, may deem necessary or desirable, or as may be required by the Commission; to cause such amendments and supplements, when duly executed (if required), to be filed with the Commission; and to do all such other acts and things and to execute and deliver all such other documents as they, or any of them, may deem necessary or desirable in order to cause the Registration Statement to comply with the Act and the rules and regulations promulgated by the Commission pursuant thereto (the "Rules and Regulations") and to become effective under the Act and the Rules and Regulations; and

         FURTHER RESOLVED, that Messrs. R. Steven Kestner, David M. Schneider, Dane A. Shrallow and Michael R. Uth be, and each of them with full power to act without the others is, hereby authorized to sign the Registration Statement and any and all amendments and supplements to the Registration Statement, on behalf of and as attorneys-in-fact for the principal executive officer, principal accounting officer, principal financial officer or any other officer of the Company, including, without limitation, the Chairman of the Board, President, Treasurer and Secretary, and on behalf of and as attorneys for each director of the Company; and

         FURTHER RESOLVED, that when the registration of the Common Shares and the Interests with the Commission on the Registration Statement has become effective, the Chairman of the Board, the President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized and empowered, for and on behalf of the Company, to execute any and all documents and to do any and all things necessary and proper to carry out the offer and sale of the Common Shares and the Interests under the Plan; and

         FURTHER RESOLVED, that David M. Schneider, or such other individual as may hereafter be named by the Executive Committee and designated to the Commission in his stead, is hereby named as the person authorized to receive service of all notices, orders, communications and other documents which may be issued or sent by the Commission in connection with the Registration Statement and any and all amendments and supplements thereto, with all the powers consequent upon such designation under the Rules and Regulations; and

         FURTHER RESOLVED, that any director or officer of the Company required by law to affix his signature to the Registration Statement and any and all amendments and supplements thereto may affix his signature personally, or by any attorney-in-fact, duly constituted in writing by said director or officer to sign his name thereto; and

         FURTHER RESOLVED, that each of the officers of the Company and its attorneys, Messrs. R. Steven Kestner, David M. Schneider, Dane A. Shrallow, and Michael R. Uth be, and each of them with full power to act without the others is, hereby authorized and empowered to appear on behalf of the Company before the Commission in connection with any matters relating to the Registration Statement and all amendments and supplements thereto; and

         FURTHER RESOLVED, that the Chairman of the Board, the President, the Treasurer and the Secretary of the Company be, and each of them with full power to act without the others is, hereby authorized and empowered, in the name and on behalf of the





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Company, to take any and all action which they, or any of them, deem necessary or advisable in order to obtain a permit, register or qualify the Common Shares and the Interests for issuance, or to request an exemption from registration of the Common Shares and the Interests, or to register or obtain a license for the Company as a dealer or broker, under the securities laws of such states of the United States of America and of such foreign jurisdictions as such officers may deem advisable, and in connection with such registrations, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish or cause to be published all such applications, reports, resolutions, surety bonds, consents to service of process, appointments of attorneys to receive service of process, powers of attorney and other papers and instruments, and to take any and all further action, which they, or any of them, may deem necessary or advisable to order to maintain such registration or qualification in effect for as long as they may deem to be in the best interests of the Company or as required by law; and that the execution by any such officer or officers of any such document or the taking of any such action in connection with the foregoing matters shall be deemed to be conclusive evidence that such officer or officers deem(s) the taking of any such action to be necessary or proper and in the best interests of the Company and approves such action; and

         FURTHER RESOLVED, that Peter B. Lewis, Charles B. Chokel and David M. Schneider be, and each of them hereby is, appointed as the attorney-in-fact and agent of the Company, with full power of substitution and resubstitution, for and in the name, place and stead of the Company, to sign, attest and file the Registration Statement for registration of the Common Shares and the Interests to be issued pursuant to the Plan, and any and all amendments and supplements to such Registration Statement, and any and all applications or other documents to be filed with the Commission and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of the Common Shares and the Interests, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of the person so acting or on behalf and in the name of any duly authorized officer of the Company; and the Chairman of the Board, the President, the Treasurer and the Secretary be, and each of them with full power to act without the others is, hereby authorized and empowered for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment; and

         FURTHER RESOLVED, that the preparation, execution and delivery of a Listing Application or a Supplemental Listing Application (including all exhibits and supporting material) to the New York Stock Exchange to list Three Hundred Thousand (300,000) additional Common Shares to be issued under the Plan be, and it hereby is, authorized and approved; and

         FURTHER RESOLVED, that the authority of National City Bank ("NCB"), as transfer agent and registrar for the Company's outstanding Common Shares be, and is hereby extended to include the original issue or the transfer and registration from time to time of the Common Shares to be issued under the Plan; and

     FURTHER RESOLVED, that for the purpose of the original issue or transfer of Common Shares by the Company under the Plan as aforesaid, or the transfer of Common Shares by any trustee under the Plan, NCB, as transfer agent and registrar for the Common Shares, be, and is hereby, authorized and directed to
(i) countersign as such transfer agent by manual or facsimile signature stock certificates for such Common Shares when such certificates shall be delivered to such transfer agent duly executed on behalf of the Company, (ii) procure as registrar of the Common Shares the registration of such certificates, and (iii) deliver such certificates, when so countersigned and registered, to the trustee under the Plan or other person entitled thereto as set forth in the order or orders of the Company for the issuance or transfer of such Common Shares; and





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         FURTHER RESOLVED, that the Board of Directors of the Company hereby adopts and incorporates by reference any form of specific resolution to carry into effect the purpose and intent of the foregoing resolutions, or covering authority included in matters authorized in the foregoing resolutions, including forms of resolutions in connection therewith that may be required by the Commission, the New York Stock Exchange, the National Association of Securities Dealers, Inc., and any state, institution, person or agency, and the Secretary of the Company is hereby directed to insert a copy thereof in the minute book of the Company following this written action and to certify the same as having been duly adopted thereby; and

         FURTHER RESOLVED, that the above named officers of the Company be, and each of them with full power to act without the others is, hereby authorized and empowered to do or cause to be done all such acts or things, to pay or cause to be paid all fees and expenses, and to make, execute and deliver or cause to be made, executed and delivered, all such agreements, documents, instruments and certificates, in the name of and on behalf of the Company or otherwise, as they, or any of them, may deem necessary, advisable or appropriate to implement the terms of the Plan and Trust or otherwise to effectuate or carry out the purposes and intent of the foregoing resolutions; and

         FURTHER RESOLVED, that any and all actions heretofore or hereafter taken by any officer or officers of the Company within the terms of the foregoing resolutions be and are hereby ratified and confirmed as the authorized acts and deeds of the Company; and

         FURTHER RESOLVED, that the following investments shall be offered as "Investment Funds" under and within the meaning of the Plan:

         -       the Company's Common Shares, $1.00 par value
         -       Vanguard Explorer Fund
         -       Vanguard International Growth Portfolio
         -       Vanguard U.S. Growth Portfolio
         -       Vanguard Index Trust--500 Portfolio
         -       Vanguard STAR Fund
         -       Vanguard Total Bond Market Portfolio
         -       Vanguard Investment Contract Trust
         -       Vanguard Money Market Reserves - Prime Portfolio





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